Exhibit 10.1

STANDSTILL AGREEMENT

This Standstill Agreement is entered into this 18th day of April 2024, by and between Prophase Labs, Inc., a Delaware corporation with offices located at 711 Stewart Ave., Suite 200, Garden City, NY 11530 (the “Company”) and ThinkEquity LLC a Delaware limited liability company with offices located 17 State Street, 41st Floor, New York, New York 10004 (“ThinkEquity” and the “Sales Agent”). The Company and ThinkEquity may be referred to herein individually as a “Party” and collectively as the “Parties”.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Sales Agent, it will not, for a period of 60 days after the date hereof (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the U.S. Securities and Exchange Commission (the “Commission”) relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than non-convertible mortgages or non-convertible equipment financing debt or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The Lock-Up Period Restrictions shall not apply to (i) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, which is disclosed in the Company’s 2023 Annual Report filed on Form 10-K filed with the Commission on March 29, 2024 (the “Form 10-K”), provided that such options, warrants, and securities have not been amended since the filing of the Form 10-K to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, or (ii) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company, provided that in each of (ii) and (iii) above, the underlying shares shall be restricted from sale during the entire Lock-Up Period.

2. Due Authority. The execution and delivery by of this Agreement by the Parties have been duly authorized by each of the Parties. This Agreement constitutes the legal, valid and binding obligations of each Party and is enforceable against each Party in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally or by general equitable principles.

3. Entire Agreement. This Agreement sets forth the entire agreement of the Parties in respect of the subject matter of this Agreement, and supersede all prior agreements, whether oral or written, by any officer, employee or representative of any Party with respect to the subject matter hereof.

4. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but shall constitute one and the same instrument. Facsimile and electronic signatures (i.e., PDF) to this Agreement shall be valid.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

PROPHASE LABS, INC.

By:	/s/ Ted Karkus
Name:	Ted Karkus
Title:	Chairman of the Board and Chief Executive Officer

ThinkEquity LLC

By:	/s/ Eric Lord
Name:	Eric Lord
Title:	Head of Investment Banking

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